Exhibit 21.1

SUBSIDIARIES OF WYNN RESORTS, LIMITED

Rambas Marketing Co., LLC

Wynn International Marketing, LLC (an Isle of Man limited liability company)

Toasty, LLC (a Delaware limited liability company)

B/W Clothiers, LLC (a 50% owned joint venture)

Valvino Lamore, LLC

Wynn Gallery, LLC

World Travel G-IV, LLC

Chamber Associates, LLC

WLV IG, LLC

Wynn Vacations, LLC

Wynn Aircraft, LLC.

Asia Development, LLC.

Development Associates, LLC

Worldwide Wynn, LLC

NV Realty Associates, LLC

Wynn Design & Development, LLC

Wynn PA, Inc.

Wynn/PEDP GP, LLC

Wynn/PEDP LP, LLC

Wynn Resorts Hotel Marketing & Sales (Asia), LLC

Wynn Group Asia, Inc.

WM Cayman Holdings Limited I (a Cayman Islands company)

Wynn Macau, Limited (a Cayman Islands company)

WM Cayman Holdings Limited II (a Cayman Islands company)

Wynn Resorts, International, Ltd. (an Isle of Man company)

Wynn Resorts (Macau) Holdings, Ltd. (an Isle of Man company)

Wynn Resorts (Macau), Ltd. (a Hong Kong Limited company)

Wynn Resorts (Macau), S.A. (a Macau SA company)

Palo Real Estate Company Ltd. (a Macau SA company)

Wynn Macau Development Company, LLC

Wynn Cotai Holding Company, Ltd. (an Isle of Man corporation)

Cotai Partner, Ltd. (an Isle of Man company)

Cotai Land Development Company (a Macau SA company)

Wynn IOM Holdco I, Ltd. (an Isle of Man company)

Wynn IOM Holdco II, Ltd. (as Isle of Man company)

Wynn Manpower, Limited (a Macau limited company)

SH Hoteleria Limitada (a Macau limited company)

Wynn Resorts Funding, LLC

Wynn Resorts Holdings, LLC

Wynn Las Vegas, LLC

Las Vegas Jet, LLC

World Travel, LLC

Wynn Completion Guarantor, LLC

Wynn Golf, LLC

Wynn Las Vegas Capital Corp.

Wynn Show Performers, LLC

Wynn Sunrise, LLC

Kevyn, LLC

PW automotive, LLC (a Delaware Limited Liability Company and 50% owned joint venture)

All subsidiaries are formed in the State of Nevada and wholly-owned unless otherwise specifically identified.